UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

PTC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 28, 2018, PTC Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein (the “Underwriters”), for which Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as representatives, to issue and sell to the Underwriters 4,000,000 shares of the Company’s common stock (the “Shares”) in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-220151) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), at a public offering price of $27.04 per share (the “Offering”).  The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of its common stock at the public offering price less underwriting discounts and commissions.  The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $102.5 million (or approximately $117.9 million if the Underwriters exercise in full their option to purchase additional shares).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters and termination and other customary provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On March 28, 2018, the Company announced the pricing of the Shares sold in the Offering.  The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Shares sold in the Offering. A copy of such opinion, including the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated March 28, 2018, by and among PTC Therapeutics, Inc. and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)
99.1	Press release issued by PTC Therapeutics, Inc. on March 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: April 3, 2018	By:	/s/ Mark E. Boulding
Name: Mark E. Boulding
Title: Executive Vice President and Chief Legal Officer